Exhibit 10.12

MASTER LOAN AND SECURITY AGREEMENT

No. CYTOY

Dated as of December 20, 2013

THIS AGREEMENT (this “Agreement”) is between ATEL VENTURES, INC. (together with its successors and assigns, if any, “Lender”) and CYTOMX THERAPEUTICS, INC., (“Borrower”). Lender has an office at 600 Montgomery Street, 9th Floor, San Francisco, CA 94111. Borrower is a corporation organized and existing under the laws of the state of Delaware. Borrower’s mailing address and principal place of business is 343 Oyster Point Boulevard, Suite 100, South San Francisco, CA 94080.

1. CREATION OF SECURITY INTEREST; ADVANCE OF LOAN AND OTHER INVESTMENT MATTERS.

(a) Security Interest. Borrower grants to Lender, its successors and assigns, a security interest in and against the Collateral (as that term is defined herein) (“Lender’s Lien”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Borrower to Lender, now existing or arising in the future, including but not limited to the payment and performance of certain Loan Schedules from time to time executed by Borrower substantially in the form set forth in Schedule C (collectively “Loan Schedules” and each a “Loan Schedule”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Loan Schedules, debts, obligations and liabilities are called the “Indebtedness”). Any reference herein to a “Loan” shall mean any Loan Schedule, as it incorporates by reference all the terms and conditions of this Agreement and any riders, exhibits or addendum thereto. Lender shall retain Lender’s Lien on all Loans until Borrower has performed all obligations and paid in full all amounts due under all Loans (other than any unasserted claims for indemnification or expense reimbursement).

(b) Advance of Loan. At Borrower’s written request pursuant to a Request for Advance in the form set forth in Schedule D, Lender will advance Borrower an amount, (the “Advance”), in an aggregate amount not to exceed $3,000,000 for use by Borrower as general working capital, (the “Working Capital Line”). Lender’s obligation to make the Advance under the Working Capital Line will be at its sole discretion and in any event, will be subject to the following conditions precedent (i) through (viii): (i) Lender and Borrower shall have entered into mutually acceptable Loan documentation, along with such other ancillary documents and instruments as may be reasonably required by Lender in connection with the Advance under the Working Capital Line, including corporate resolutions and incumbency certificates, or other documents evidencing the Borrower’s authority to execute and deliver the Loan (substantially in the form set forth in Schedule E or other form reasonably acceptable to Lender), evidence of insurance pursuant to “Accord” certificates (pursuant to the request set forth in Schedule F), appropriate waivers or agreements (each a “Waiver”) from all Collateral lien-holders and entities in control of the real property on which Collateral with a fair market value in excess of $50,000 is located including landlords and co-location facilities, but excluding entities and facilities performing Borrower’s drug trials and to which raw materials and goods are shipped, until products produced by such entities and facilities can be classified as “inventory” under generally accepted accounting principles (“GAAP”) and the Uniform Commercial Code as from time to time in effect in the State of California (the “UCC”) (substantially in the form set forth in Schedule H and Schedule I, respectively, or other form reasonably acceptable to Lender), provided, however, with respect to each Waiver, Borrower shall have sixty (60) days after the effective date of this Agreement to obtain and deliver the appropriate Waiver from its landlord, and Borrower and Lender agree if the required Waiver is either missing or does not include language reasonably satisfactory to Lender which provides to Lender an independent means of access to the Collateral, Borrower shall pay to Lender, as additional security, cash in an amount equal to one month’s Basic Loan Payment (“Additional Security”), which deposit will be applied to the next Basic Loan Payment due after the required Waiver is provided and if the required Waiver is not provided, Lender shall apply the

Additional Security to Borrower’s last Basic Loan Payment if no Event of Default has occurred; (ii) Borrower shall have requested an Advance on personal property that will become Collateral to be placed under a Loan by executing a Request for Advance, and a list of Borrower’s major equipment collateral by make, model, serial number, purchase price, purchase date and location, provided, however, Borrower agrees that this list is not intended in any way to limit Lender’s Lien only to items of equipment Collateral so listed; (iii) Borrower shall have authorized Lender to file UCC-1 financing Statements; (iv) Borrower shall have executed and delivered to Lender a Loan Schedule for the aggregate principal amount of such Advance; (v) Borrower shall have full legal right, title, and interest in and to the Collateral, free and clear of all liens, claims, and encumbrances, whatsoever, other than Permitted Liens; (vi) all representations and warranties of Borrower contained in Section 2 of this Agreement are true and correct in all material respects as of the date the Loan is advanced except for any representations and warranties that expressly refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; (vii) there shall not exist under the Loan any Event of Default, or any condition, event, or act which with notice or lapse of time would become an Event of Default; and (viii) there has not been, in Lender’s opinion, any material adverse change or event since the date of the Proposal Letter dated August 1, 2013 (“Proposal Letter”), with respect to the Advance, which, in the judgment of Lender, would impair the ability of Borrower to perform its obligations hereunder. Lender agrees that in the event Lender at its discretion opts not to make an Advance under this Agreement after an Advance is requested by Borrower and all conditions precedent set forth in this Section 1(b) have been met by Borrower, the Warrant, which shall initially be based upon the Working Capital Line of $3,000,000, shall be automatically reduced by the number of shares which equate to the proportion of the amount of the Working Capital Line not funded by Lender. Lender shall provide a certificate of adjustment indicating the adjustment to the Warrant at such time within ten (10) days of the request of Borrower. Borrower agrees, however, that the Warrant shall not be so reduced in the event Lender is ready, willing and able to make Advances to Borrower under this Agreement but Borrower chooses not to request the Advances. In the event the Warrant has been net exercised when any reduction in shares occurs, Lender shall forfeit and return to Borrower that number of shares which equate to the proportion of the Working Capital Line not funded by Lender at its discretion. To the extent Lender has purchased the Warrant shares at the exercise price for cash when any reduction in shares occurs, Borrower shall have the right to repurchase from Lender in cash at the exercise price paid by Lender that number of shares which equate to the proportion of the Working Capital Line not funded by Lender at its discretion.

(c) Loan Payment. A daily loan payment (“Daily Loan Payment”) shall accrue from the Advance Date multiplied by the number of days from (and including) the Advance Date to (but not including) the Commencement Date and shall be due and payable on the Commencement Date. The Basic Loan Payment payable hereunder during the Basic Loan Term is as set forth in the Loan Schedule. Lender and Borrower agree that the Basic Loan Payment described in the Loan Schedule has a corresponding yield relationship to the U.S. Treasury obligation with the closest equivalent maturity as the applicable Basic Loan Term (“Index Instrument”), as reported in The Wall Street Journal Online on the date of, and quoted in, Lender’s Proposal Letter, and consequently, the Basic Loan Payment, Loan Rate Factor, and Balance Due Values Table may be adjusted upward to provide for any increase in the reported yield of the Index Instrument over 0.845%, and downward to provide for a decrease in the yield of the Index Instrument, provided such adjustment shall never be based on a yield that is less than 0.845% by the Lender on the date of preparation of the Loan Schedule, or alternatively, on the funding date by a Notification of Loan Payment Adjustment amendment prepared thereafter, to reflect a change on such date in the reported yield of the U.S. Treasury obligation, with the equivalent term of the U.S. Treasury obligation quoted in the Proposal Letter (or the closest term to such original U.S. Treasury obligation in the event an identical term issue is not reported, and in the event that two or more comparison Treasury obligations are quoted with identical maturities, then with the “Asked” price which is closest to par) in order to preserve Lender’s anticipated corresponding yield relationship. Except as may otherwise be provided in any Loan Schedule, Basic Loan Payment shall begin to accrue on the Commencement Date and shall be due and payable by Borrower on the first day of each period (advance) or the last day (arrears) of each period, as set forth in the applicable Loan Schedule. In addition to the Basic Loan Payment Borrower shall pay Daily Loan Payment due as indicated in this Loan Agreement, or on any Loan Schedule, or any Rider hereto or thereto. All Loan Payments due by Borrower hereunder are absolute and unconditional obligations of Borrower which may not be abated or offset for any reason whatsoever.

(d) Stock Warrant. Concurrently with execution of this Agreement by the parties, Borrower will issue to Lender a Series B Preferred warrant based on four and three quarters percent (4.75%) of the Working Capital Line, exercisable for $142,500 worth of shares of Borrower’s Series B Preferred Stock at an exercise price of $0.048961 per share (the “Warrant”). Borrower and Lender hereby acknowledge and agree that the Warrant to purchase stock transferred to Lender is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code which includes the Loans entered into hereunder. Borrower and Lender further agree as between Borrower and Lender, that the fair market value of the Warrant is equal to US$100 and that, pursuant to Treas. Reg. § 1.1273-2(h), US$100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loans shall be considered to be zero.

(e) Investment Right. If Lender advances a Loan under the Working Capital Line to Borrower, then Borrower agrees that Lender will have the right (but not the obligation) to invest up to $500,000.00 in cash in a private equity round, in which Borrower will issue equity securities ranking senior to Series B-1 preferred stock, par value $0.00001 per share, of Borrower (such senior equity securities, the “Senior Securities” and such private equity round, the “Qualified Financing Round”), to purchase the same Senior Securities at the same purchase price per Senior Security paid in cash by the other investors participating therein (the “Purchase Price”), and, to the extent Lender does not invest the full $500,000.00 in one such Qualified Financing Round, Lender shall have the right to invest any balance remaining in Borrower’s subsequent Qualified Financing Rounds at the same Purchase Price offered to investors in such subsequent Qualified Financing Rounds. The Lender may exercise the foregoing investment right by (i) delivering written notice thereof to the Company no less than five (5) days prior to the investment, and (ii) within one (1) day (or such other period of time as may be mutually agreed by the parties) after Lender has provided notice of its intent to invest in the equity round, providing Borrower with funds for the Lender’s investment and executed copies of all stock purchase agreements, voting agreements, investor rights agreements and other documents entered into by other investors participating in the equity round. The investment right of Lender under this Section 1(e) shall not apply to the issuance by Borrower of any Exempted Securities (as defined in Borrower’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Restated Certificate”)) and shall terminate and be of no further force or effect immediately prior to (i) the consummation of an initial public offering of capital stock of Borrower, (ii) the date that the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) the Deemed Liquidation Event (as defined in the Restated Certificate) of Borrower, whichever occurs first.

(f) Prepayment Option. So long as no Event of Default shall exist and be continuing, Borrower may elect to terminate any outstanding Loan in whole or in part by paying to Lender in immediately available funds the Balance Due Value set forth in the applicable Loan Schedule for the payment period immediately preceding the date of prepayment, and any outstanding fees, taxes, costs or other reimbursements owing to Lender (the “Prepayment Option”). In the event Borrower elects to exercise its Prepayment Option, Borrower shall give Lender at least five (5) days prior written notice of the proposed prepayment date and such prepayment shall be made as of the regularly scheduled Basic Loan Payment date. Upon receipt by Lender of all amounts due under the Loan (other than any unasserted claims for indemnification or expense reimbursement), Lender shall, at Borrower’s cost and expense, execute such further documents and take such further actions as may be necessary to affect the release of its security interest in the Collateral under the terminated Loan Schedule, including duly executing and delivering UCC termination statements for filing in any relevant jurisdictions. Nothing in this paragraph is intended to extinguish Lender’s Warrant or Lender’s right to indemnifications which by their nature survive the termination of the Loan.

2. REPRESENTATIONS AND WARRANTIES OF BORROWER.

Borrower represents and warrants as of the date of this Agreement and as of the date of the Advance date of any Loan Schedule that:

(a)	Due Organization. Borrower’s exact legal name is as set forth in the preamble of this Agreement and Borrower is duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble or such other location specified to Lender in writing, and, except as would not have a material adverse effect on Borrower or its business, is duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations.

(b)	Power and Capacity to Enter Into and Perform Obligations. Borrower has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Loan Schedule and any other documents evidencing, or given in connection with, any of the Indebtedness including the Warrant, (all of the foregoing are called the “Debt Documents”).

(c)	Due Authorization. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

(d)	Approvals and Consents. No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Borrower of any of the Debt Documents, except any already obtained.

(e)	No Violations or Defaults. The entry into, and performance by, Borrower of the Debt Documents will not (i) violate any of the organizational documents of Borrower or any judgment, order, law or regulation applicable to Borrower, or (ii) except for any breach or default that would not have a material adverse effect on Borrower or its business, result in any breach of or constitute a default under any contract to which Borrower is a party, or result in the creation of any lien, claim or encumbrance on any of Borrower’s property (except for liens in favor of Lender) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Borrower is a party.

(f)	Litigation. There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Borrower which if determined adversely to Borrower would, in the aggregate, have a material adverse effect on Borrower, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Borrower know that any such suits or proceedings are threatened.

(g)	Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement or any Loan Schedule and Borrower is able to pay its debts (including trade debts) as they mature.

(h)	Financial Statements Prepared In Accordance with GAAP. All financial statements delivered to Lender in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles (except that the monthly, quarterly and other unaudited financial statements do not contain notes thereto or account for normal year-end audit adjustments), and since the date of the most recent financial statement, there has been no material adverse change in Borrower’s financial condition.

(i)	Use of Collateral. The Collateral is not used by Borrower for personal, family or household purposes.

(j)	Collateral in Good Condition and Repair. The Collateral is in good condition and repair and Borrower will not be negligent in its care and use.

(k)	Ownership of Collateral. Borrower is the sole and lawful owner and is in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement. The Collateral is and shall remain personal property, and not part of any real estate or, except as expressly permitted in this Agreement or any other Debt Document, Borrower shall have obtained from all applicable real property interest holders appropriate Waivers and releases as reasonably requested by Lender.

(l)	Receivables. As to each and every Receivable, (a) it is a bona fide existing obligation, valid and enforceable against the Account Debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business; (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, requested by and delivered to the Lender are complete and correct in all material respects and valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract; (c) to the best of the Borrower’s knowledge, the Account Debtor is liable for and will make payment of the amount expressed in such Receivable according to its terms; (d) it will be subject to no discount, deduction, setoff, counterclaim, return, allowance or special terms of payment other than in the ordinary course of business without the prior approval of the Lender; (e) it is subject to no dispute, defense or offset, real or claimed; (f) it is not subject to any prohibition or limitation upon assignment; (g) it has not been redated or reissued in satisfaction of prior Receivables; and (h) the Borrower has full right and power to grant the Lender a security interest therein and the security interest granted in such Receivable to the Lender in this Agreement, when perfected, will be a valid first security interest (subject to Permitted Liens) which will inure to the benefit of the Lender without further action. The warranties set out herein shall be deemed to have been made with respect to each and every Receivable now owned or hereafter acquired by the Borrower.

(m)	Encumbrances. The Collateral is free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens.

(n)	Taxes. All federal, state and local tax returns required to be filed by Borrower have been filed with the appropriate governmental agencies and all material taxes due and payable by Borrower have been timely paid, except as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established.

(o)	No Defaults. No event or condition exists under any material agreement, instrument or document to which Borrower is a party or may be subject, or by which Borrower or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or both, would constitute a default or event of default thereunder.

(p)	No Significant Event or Change. There has been no significant event affecting or change in Borrower’s financial condition, business operations, prospects, properties, product development, technology, or business or contractual relations with third parties which would impair the ability of Borrower to perform its obligations hereunder or under any other financing agreement exceeding $100,000 to which it is a party or of Lender to enforce the Indebtedness or realize upon the Collateral.

(q)	Omissions. Borrower has not omitted to state in any written statement furnished to Lender, any material fact which would make any of the representations and warranties set forth herein false or misleading in any material respect in light of the circumstances under which made.

(r)	Primary Account and Wire Transfer Instructions. Borrower maintains its Primary Account (the “Primary Operating Account”) at the following bank and the Wire Transfer Instructions for the Primary Operating Account are as follows:

Bank name:

Acct number:

ABA No:

Acct name:

In addition to the Primary Operating Account identified hereinabove, Borrower maintains the following other deposit and investment accounts:

Bank Name:

Acct number:

Acct Name:

Investment account:

Bank Name:

Acct number:

Acct name:

Borrower has no other deposit or investment accounts other than the ones described here above, or of which Borrower has given Lender notice and, except as otherwise permitted under this Agreement or any other Debt Document, taken such actions as are necessary to give Lender a perfected security interest therein.

3. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Loans (other than any un-asserted claims for indemnification or expense reimbursement) remain outstanding, or unless the Lender shall otherwise consent in writing:

(a)	Ownership and Possession of Collateral. Borrower shall remain the sole and lawful owner of the Collateral and in possession of the Collateral, except as otherwise permitted in this Agreement and the other Debt Documents; except that Lender shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Lender’s security interest may be perfected only by possession. Promptly, upon request by the Lender, Borrower shall deliver, assign, and endorse to the Lender all chattel paper and all other documents held by the Borrower in connection therewith. The Collateral is and shall remain personal property, and not part of any real estate or, except as expressly permitted in this Agreement and the other Debt Documents, Borrower shall have obtained from all applicable real property interest holders appropriate Waivers and releases as reasonably requested by Lender.

(b)	Maintenance of Collateral. Borrower shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral consisting of Equipment in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral consisting of Equipment only in compliance with manufacturers’ recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c)	Taxes. Borrower shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents (other than income taxes of Lender), except as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established. At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Borrower agrees to reimburse Lender, on demand, all costs and expenses incurred by Lender in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness. Borrower agrees to file all required property tax returns and reports concerning the Collateral with all appropriate governmental agencies, and, within not more than thirty (30) days after such filing, to send confirmation of and copies of such filings to Lender. Borrower shall provide, on an annual basis, a copy of its property tax report lists to Lender and hereby certifies that all Collateral subject to property tax has been reported to the proper taxing jurisdiction.

(d)	Books and Records; Audit of Collateral. Borrower shall, at all times, keep accurate and complete records of the Collateral, and Lender shall have the right to inspect and make copies of all of Borrower’s books and records relating to the Collateral during normal business hours, after giving Borrower reasonable prior notice. Upon forty-eight (48) hours’ advance notice, Borrower shall allow Lender to audit the Collateral at Borrower’s expense. Such audits will be conducted no more often than once every year unless an Event of Default has occurred and is continuing.

(e)	Third Party Possession of Collateral. Borrower agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Lender. Upon the occurrence and during the continuation of any Event of Default, Lender may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Lender. The Equipment Collateral may be temporarily relocated to third parties for repairs and maintenance in the ordinary course of business not to exceed 90 days which new location(s) shall be provided to Lender for Collateral valued at more than $50,000 in the aggregate.

(f)	Bailees. If any Inventory is stored with a bailee, warehouseman, or similar party, the Borrower will cause any such bailee, warehouseman, or similar party to issue and deliver to the Lender, in a form reasonably acceptable to the Lender, warehouse receipts in the Lender’s name evidencing the storage of the Inventory and Waiver in form substantially similar to the form set forth in Schedule J hereto or such other form as may be reasonably acceptable to the Lender. All such warehouse receipts do and will evidence ownership of the Inventory stored by the issuers thereof, and the holder thereof is and will continue to be the owner of good and marketable title of same, free and clear of any Liens or encumbrances. All such warehouse receipts are and will be genuine, valid and enforceable by the holder thereof in accordance with their terms and all statements thereon are and will be true and accurate in all respects. None of the Collateral shall be placed by the Borrower on consignment with any person or entity.

(g)	Change of Address. All of the Collateral is located in and will in the future be in the possession of the Borrower at its address stated above or at such other addresses as set forth on the attached Schedule A or otherwise provided to Lender in writing. The Lender shall be entitled to rely upon the foregoing unless it receives 14 days’ advance written notice of a change in the address of the Borrower’s executive offices or location of the Collateral.

(h)	Fixtures. Borrower will not permit any item of the Equipment to become a fixture to real estate or an accession to other property without the prior written consent of the Lender, and the Equipment is now and shall at all times remain personal property except with the Lender’s prior written consent.

(i)	Claims and Disputes. Immediately upon learning thereof, Borrower shall report to the Lender any reclamation, return or repossession of goods, any claim or dispute asserted by any Account Debtor or other obligor, and any other matter affecting the value and enforceability or collectability of any of the Collateral with an aggregate fair market value in excess of $50,000. In addition, the Borrower shall, at its sole cost and expense (including attorneys’ fees), settle any and all such claims and disputes and indemnify and protect the Lender against any liability, loss or expense arising therefrom or out of any such reclamation, return or repossession of goods, provided, however, that the Lender, if it shall so elect after the occurrence of an Event of Default, shall have the right at all times to settle, compromise, adjust or litigate all claims or disputes directly with the Account Debtor or other obligor upon such terms and conditions as the Lender deems advisable and charge all costs and expenses thereof (including attorneys’ fees) to the Borrower’s account and add them to the principal amount of the Indebtedness.

(j)	Use of Collateral and Loan Proceeds. The Collateral will not be used by Borrower for personal, family or household purposes. Borrower agrees that it shall use the Loan proceeds for general working capital purposes.

(k)	Domain Name. Borrower shall take the necessary or appropriate steps to ensure that the identity and location of the servers used in connection with the Borrower’s website and Borrowers domain name and the identity of the party having control over the domain name server and of the administrative contact with the registry have been disclosed to the Lender. The Borrower shall not change the domain name server without notification to the Lender. The Borrower shall maintain the trademark of the domain name by defending against any infringement suits and by policing the trademark. The Borrower shall renew the domain name registration and make all payment to the domain name registrar necessary to maintain the domain name during the time that any Indebtedness is outstanding.

(l)

Account Control Agreements. Borrower shall at all times maintain all Cash Equivalents owned by Borrower on deposit in a Deposit Account or securities accounts in Borrower’s name with the institutions identified in Section 2(u) or at one or more other institutions disclosed to Lender (each, a “Third Party Institution”) and which accounts are covered by an account control agreement in favor of Lender (the terms of which shall be reasonably acceptable to Lender). At any time that the Cash Equivalents or any portion thereof are held in an account or accounts in one or more Third Party Institutions, the related account control agreement shall provide that, upon request, Lender is to receive a copy of the account statements delivered to Borrower. With respect to each such account, Borrower, Lender, and each Third Party Institution shall enter into a written agreement, granting Lender control of such account and providing that the Third Party Institution will comply with instructions originated by the Lender directing disposition of the funds in such account without further consent by Borrower. Such account control agreement may in accordance with the provisions thereof provide terms under which Borrower may remove funds from such account prior to Lender’s exercise of control; provided all funds in or transferred into such account on or after the effectiveness of this Agreement shall be subject to the security interest granted under this Agreement. Notwithstanding anything in this Agreement or any other Debt Document to the contrary, in no event shall Borrower be required to deliver a control agreement over (i) any payroll and payroll taxes account, workers’ compensation account or other employee wage or benefit payment account the proceeds of which are used solely to fund such purposes and (ii) any other deposit account or investment accounts, so long as the aggregate amount on deposit in (or credited to) all such accounts excluded pursuant to this clause (ii) does not exceed $100,000 at any time.

(m)	Intellectual Property Rights. Borrower will (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Lender in writing of material infringements, and (ii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(n)	Notice of Significant Event or Change. Borrower shall give the Lender prompt written notice of any significant event, occurrence or other matter which has resulted or may result in a material adverse change in its financial condition, business operations, prospects, product development, technology, or business or contractual relations with third parties of Borrower which would impair the ability of Borrower to perform its obligations hereunder or under any of the other financing agreements to which it is a party or of Lender to enforce the Indebtedness or realize upon the Collateral.

(o)	Late Charges. If any Basic Loan Payment or other amount due under any Loan Schedule or this Agreement is not received when due, then upon receipt of notice of the outstanding sum, Borrower agrees to pay, in addition to the amount of each such payment, a late payment charge of one and one half percent (1.5%) of the amount of said Basic Loan Payment or other amount, but not exceeding any lawful maximum, provided however, if Borrower’s first Basic Loan Payment due hereunder is late due to Lender failing to timely debit the Basic Loan Payment by electronic means pursuant to Section 9(k), Borrower shall not owe a late charge in such event.

(p)	Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) will at all times exceed the fair value of its liabilities.

4. NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loans (other than any unasserted claims for indemnification or expense reimbursement) remain outstanding, or unless the Lender shall otherwise consent in writing:

(a)	Distributions. Borrower shall not (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate not to exceed $500,000 in any fiscal year of Borrower); (iii) return any capital to any holder of its equity securities as such; (iv) make any distribution of assets, equity securities, obligations or securities to any holder of its equity securities as such; or (v) set apart any sum for any such purpose; provided, however, Borrower may pay dividends payable solely in common stock.

(b)	Subordinated Indebtedness Payments. Borrower shall not (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Subordinated Indebtedness for borrowed money or lease obligations, (ii) amend, modify or otherwise change the terms of any Subordinated Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders except as expressly provided for in a duly executed subordination agreement in favor of, and approved by Lender.

(c)	Additional Indebtedness. Borrower shall not create, incur, assume or permit to exist any Additional Indebtedness except Permitted Indebtedness.

(d)	Investments. Borrower shall not make any Investment except for Permitted Investments.

(e)	Negative Pledge Regarding Intellectual Property. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any entity which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property; provided, however, that Borrower may grant exclusive and non-exclusive licenses with respect to components of Borrower’s Intellectual Property in connection with joint ventures and corporate collaborations in the ordinary course of Borrower’s business and Borrower acknowledges that it has granted to Lender a lien in all licensing or royalty revenue with respect thereto. If Borrower at any time violates its agreement set forth in this Section 4(e), Lender is hereby automatically granted by Borrower a concurrent security interest in Borrower’s Intellectual Property.

(f)	Transactions with Affiliates. Borrower shall not, without the prior written consent of Lender, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

(g)	Change in Management. Borrower shall not, without providing prompt written notice to Lender, change the persons holding the offices of Chief Executive Officer or Chief Financial Officer. In the event of the resignation of the Chief Executive Officer or Chief Financial Officer, Borrower agrees to identify a suitable replacement for such individual or individuals within ninety (90) calendar days, and any such individual or individuals so identified shall be approved by Borrower’s Board of Directors.

(h)	Disposition of Collateral. Without the prior written consent of Lender, Borrower shall not (i) remove any of the Collateral from the continental United States except raw materials and goods used in Borrower’s drug tests which are shipped to foreign entities and facilities, or (ii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber any of the Collateral, except for (a) Permitted Liens, (b) sales of Inventory in the ordinary course of business, (c) Permitted Investments, (d) sales, assignments, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent in the ordinary course of business and not for purposes of financing, (e) leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of Borrower, (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Borrower and (g) transfers of worn out or obsolete equipment Collateral and (iii) Borrower shall provide to Lender in conjunction with the list of fixed assets required pursuant to Section 6(e) of this Agreement, information regarding any transfers of any items of worn out or obsolete equipment Collateral valued in excess of $20,000.

(i)	Change in Control. EXCEPT FOR PERMITTED TRANSACTIONS, BORROWER SHALL NOT SELL, CONVEY, TRANSFER, PART WITH POSSESSION, OR ASSIGN OR OTHERWISE ENCUMBER THIS LOAN OR ANY OF THE COLLATERAL OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT COLLATERAL, OR SUFFER A CHANGE IN CONTROL, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER (SAID CONSENT NOT TO BE UNREASONABLY WITHHELD). EXCEPT AS PERMITTED HEREIN, ANY SUCH PURPORTED TRANSACTION SHALL BE NULL AND VOID AND OF NO FORCE AND EFFECT. An affiliate that is a subsidiary may merge or consolidate into another subsidiary or into Borrower.

For purposes of this Loan, “Permitted Transaction” shall mean (i) Permitted Liens; (ii) dispositions of Collateral made concurrently with the exercise of Borrower’s Prepayment Option with respect to Equipment Collateral in accordance with the immediately succeeding paragraph; (iii) any Change in Control in which the surviving entity after such Change in Control has a tangible net worth equal to or greater than that of the Borrower as of the date of the Change in Control, which shall be based on pro forma financial statements utilizing, in Lender’s reasonable opinion, reasonable assumptions in the preparation thereof by Borrower and provided by Borrower to Lender at least five (5) Business Days before such Change in Control, and the financial condition of such entity will enable it, in Lender’s reasonable opinion, based on said financial statements, to meet all obligations to Borrower’s creditors, including its obligations under the Loan, as they become due for the remaining term of the Loan; and (iv) each other transaction expressly permitted under this Agreement and the other Debt Documents. No permitted assignment or sublease shall relieve Borrower of any of its obligations hereunder without the express written consent of Lender.

Prepayment Requirement. In the event Lender in good faith does not give prior written consent to any event set forth in this Section 4(i), and such event does not constitute a Permitted Transaction, Borrower shall prepay in full the Loan Schedule entered into under this Agreement affected by such event by paying to Lender the Balance Due Value as of the Basic Loan Payment date immediately preceding the consummation of any event described in this Section 4(i) plus any other amounts outstanding and owed to Lender under such Loan Schedule. Upon receipt by Lender of all amounts due under the applicable Loan Schedule (other than any unasserted claims for indemnification or expense reimbursement), Lender shall, at Borrower’s sole cost and expense, execute such further documents and take such further actions as may be necessary to affect the release of its security interests in the applicable Collateral, including duly executing and delivering UCC termination statements for filing in any relevant jurisdictions or terminating account control agreements. Nothing in this paragraph is intended to extinguish Lender’s Warrant or Lender’s right to indemnifications which by their nature survive the termination of this Agreement and the Loan Schedule.

5. INSURANCE.

(a)	Risk of Loss. Borrower shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b)	Insurance Requirements. Borrower agrees to maintain general liability insurance and to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, risk of loss by collision (for any or all Collateral which are vehicles) and such other risks as Lender may reasonably require. The liability insurance coverage shall be in an amount standard for companies similar to Borrower in Borrower’s industry in Borrower’s geographic region. The property insurance coverage shall be in an amount no less than the full replacement value of the Collateral. All insurance policies shall be in a form, with companies and with deductible amounts reasonably acceptable to Lender. Borrower shall deliver to Lender policies or certificates of insurance evidencing such coverage. Each policy shall name Lender as a loss payee and an additional insured, shall provide for coverage to Lender regardless of the breach by Borrower of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Lender. Borrower appoints Lender as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments, provided that Lender shall not act as Borrower’s attorney-in-fact unless Borrower is in default. If any item of Collateral is materially damaged or suffers a casualty event, Borrower shall give to Lender prompt notice thereof. Borrower shall determine within twenty (20) days after the date on which such damage or casualty event occurs whether such item of Collateral can be repaired. If Borrower determines that such item of Collateral can be repaired with commercially reasonable efforts, Borrower shall cause such item of Collateral to be promptly repaired. If Borrower determines that such item of Collateral cannot be repaired with commercially reasonable efforts, Borrower shall either (i) promptly replace such item of Collateral with equipment useful in the business of Borrower of equal or greater value free and clear of all liens and encumbrances except for Permitted Liens and the Loan with respect to such Collateral shall continue in full force and effect as though such damage or destruction has not occurred, or (ii) pay to Lender an amount equal to the Balance Due Value for the item of Collateral for the Basic Loan Payment due date immediately preceding such damage or casualty event and the applicable Loan will terminate with respect to such item of Collateral and the Basic Loan Payment under the applicable Loan Schedule will be reduced thereafter pro rata by the original cost of the item of Collateral suffering such damage or loss. All proceeds of insurance received by Lender, the designated loss payee or Borrower under any insurance policy shall be applied to the cost of any such repair or replacement so long as no Event of Default has occurred and is continuing at the time such proceeds are received.

6. REPORTS.

(a)	Notice of Events. Borrower shall promptly notify Lender of (i) any change in the name of Borrower, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any material amount of Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (v) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b)	Financial Statements, Reports and Certificates. (i) Borrower will deliver to Lender within one hundred and twenty (120) days of the close of each fiscal year of Borrower, Borrower’s complete unaudited financial statements including a balance sheet, income statement, statement of shareholders’ equity and statement of cash flows; provided that Borrower shall provide a copy of Borrower’s audited financial statements within 5 business days of when the same shall become available to Borrower, each prepared in accordance with generally accepted accounting principles consistently applied, certified by a recognized firm of certified public accountants reasonably satisfactory to Lender (it being agreed that PricewaterhouseCoopers LLP or any of the other “big four” accounting firms is satisfactory to Lender). (ii) Borrower will deliver to Lender copies of Borrower’s quarterly unaudited financial statements including a balance sheet, income statement and statement of cash flows, each prepared by Borrower in accordance with generally accepted accounting principles consistently applied (except for the absence of notes thereto and of normal year-end audit adjustments) within sixty (60) days after the close of each of Borrower’s fiscal quarters. (iii) Borrower will deliver to Lender copies of Borrower’s monthly unaudited financial statements including a company prepared balance sheet, income statement and cash flow statement covering Borrower’s operations during such period, within thirty (30) days after the close of each month. (iv) So long as there are amounts due Lender under this Loan, Borrower shall supply Lender with such other financial and operating performance data as is provided to its outside investors or commercial lenders and, if applicable, required to be provided to shareholders by the Security and Exchange Commission.

(c)	Certification of Financial Information. All reports, certificates, schedules, notices and financial information (other than any projections or other forward-looking information) submitted by Borrower to the Lender pursuant to this Agreement shall be certified as true and correct in all material respects by the president or chief financial officer of Borrower.

(d)	Receivables. Upon the written request of Lender, but no more frequently than once per month unless an Event of Default has occurred and is continuing, Borrower shall deliver to the Lender schedules of all outstanding Receivables. Such schedules shall be in form reasonably satisfactory to the Lender and shall show the age of such Receivables in intervals of not more than thirty (30) days, and contain such other information and be accompanied by such supporting documents as the Lender may from time to time reasonably prescribe. The Borrower shall also deliver to the Lender, upon Lender’s request, no more frequently than once per month unless an Event of Default has occurred and is continuing copies of the Borrower’s invoices, sales journals, evidences of shipment or delivery and such other schedules and information as the Lender may reasonably request. The items to be provided under this Section are to be prepared and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral and the Borrower’s failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender’s security interest granted herein.

(e)	Quarterly Asset List. Within forty-five (45) days after the close of each of Borrower’s fiscal quarters, at the same time as Borrower delivers to Lender its quarterly financial statements, Borrower shall deliver to Lender a current list of all Equipment Collateral.

7. FURTHER ASSURANCES.

(a)

Further Assurances Regarding Security Interests. Borrower shall, upon request of Lender, furnish to Lender such further information, execute and deliver to Lender such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Lender may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. To the extent Lender has filed Uniform Commercial Code Financing Statements prior to the execution of this Agreement by Borrower, Borrower hereby ratifies and confirms the completion and filing of any Uniform Commercial Code Financing Statements by Lender occurring prior to the execution by Borrower of this Agreement. Without limiting the foregoing, Borrower shall cooperate and do all acts reasonably deemed necessary or advisable by Lender to continue in Lender a perfected first security interest in the Collateral, and, except as expressly permitted under this Agreement or any other Loan Document, shall obtain and furnish to Lender any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time reasonably requested by, and in form and substance reasonably satisfactory to, Lender. If Borrower shall at any time acquire a commercial tort claim, as defined in the Code, Borrower shall immediately notify Lender in writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

(b)	Authorization To File Financial Statements. Except as expressly permitted under this Agreement or any other Loan Document, Borrower shall perform any and all acts reasonably requested by the Lender to establish, maintain and continue the Lender’s security interest and liens in the Collateral, including but not limited to, executing or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Lender. Borrower hereby authorizes Lender through any of Lender’s employees, agents or attorneys to file any and all financing statements, including, without limitation, any original filings, continuations, transfers or amendments thereof required to perfect Lender’s security interest and liens in the Collateral under the UCC without authentication or execution by Borrower.

(c)	Indemnification. Borrower shall indemnify and defend the Lender, its successors and assigns, and their respective directors, officers and employees (collectively, “Indemnitees”), from and against all claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral or the Debt Documents; provided that notwithstanding the foregoing, in no event shall Borrower be required to indemnify any Indemnitee for any claims, actions or suits arising from the gross negligence or willful misconduct of any Indemnitee.

(d)	Transaction Costs and Fees. Borrower shall pay all reasonable itemized out of pocket costs and expenses (including reasonable attorneys’ fees and expenses for Lender’s outside counsel) incurred for (i) negotiating and preparing the Debt Documents, and, in the future for (ii) amending, negotiating, administering, defending and enforcing the Debt Documents and related documents, (including, without limitation, those incurred in connection with appeals or insolvency proceedings) or otherwise incurred with respect to Borrower until all obligations of Borrower to Lender are paid in full. Borrower shall also pay to Lender a facility fee equal to 1% of the Working Capital Line equal to $30,000.00.

8. DEFAULT AND REMEDIES.

(a)	Default. Borrower shall be in default under this Agreement and each of the other Debt Documents (“Event of Default”) if any one of the following shall occur:

(i)	Borrower breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents within five (5) days after the date the same becomes due and payable;

(ii)	Borrower, without the prior written consent of Lender, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber, or allow Liens (except for Permitted Liens) upon, any of the Collateral, in each case, except as expressly permitted under this Agreement or any other Debt Document;

(iii)	Borrower breaches any of its covenants under Sections 3 and 4 and, in the case of any breach of any covenant under Section 3(b), (d), (e), (f), (g), (h), (i),or (k), Borrower fails to cure that breach within fifteen (15) days after written notice thereof to Borrower by Lender; provided that the cure and notice requirement in the preceding sentence does not apply to Borrower’s breaches of any of its covenants under Sections 3 (a), (c), (j), (l), (m), (n), (o) or (p) and such breach shall be an immediate Event of Default.

(iv)	Borrower breaches any of its insurance obligations under Section 5;

(v)	Borrower breaches any of its other non-payment obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice thereof to Borrower by Lender;

(vi)	Any representation, warranty or statement made by Borrower in any of the Debt Documents or otherwise in connection with any of the Indebtedness, shall be, on the date such representation or warranty was made, false or misleading in any material respect;

(vii)	Borrower breaches or is in default under any other agreement between Borrower and Lender;

(viii)	Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Borrower or any of the Collateral, which in the good faith judgment of Lender subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to remove the risk of same;

(ix)	Borrower, or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent, or ceases to do business as a going concern;

(x)	A receiver is appointed for all or of any part of the property of Borrower or any Guarantor, or Borrower or any Guarantor makes any assignment for the benefit of creditors;

(xi)	Borrower or any Guarantor files a petition for relief under any bankruptcy, insolvency or similar law, or any such petition is filed against Borrower or any Guarantor and is not dismissed within thirty (30) days;

(xii)	Borrower improperly files an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xiii)	Borrower shall become the subject matter of, or enter into any Change in Control that is not a Permitted Transaction without the prior written consent of Lender;

(xiv)	Borrower defaults under any other financing arrangement between Borrower and a third party resulting in acceleration of the maturity of Borrower’s obligations to such third party in an amount equal to or greater than $250,000;

(xv)	If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against Borrower and shall remain unsatisfied and un-stayed for a period of ten (10) days or more; or

(xvi)	Lender shall have determined in its reasonable judgment that there has been a material adverse change in Borrower’s financial condition or business operations since either the date of the Proposal Letter or the date of the most recent financial statements delivered to Lender pursuant to Section 6(b).

(b)	Acceleration. If an Event of Default has occurred, Lender, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Borrower or any Guarantor (provided that if there is a default as a result of a bankruptcy or insolvency all Indebtedness shall become immediately due and payable without any action by Lender) and recover from Borrower as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Balance Due with respect to any Loan Schedule calculated as of the payment date preceding the date that the event which resulted in the Event of Default occurred which payment shall become immediately due and payable. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of thirteen percent (13%) per annum or the maximum rate not prohibited by applicable law.

(c)

Rights and Remedies. Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies of a Lender under the Code, and under any other applicable law. Without limiting the foregoing, upon the occurrence of an Event of Default, Lender shall have the right to do all of the following: (i) notify any Account Debtor of Borrower or any obligor on any instrument which constitutes part of the Collateral to make payment to the Lender, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, (iv) to instruct the Third Party Institution maintaining any deposit account or securities account subject to a control agreement in favor of Lender to transfer the funds in such account to any account of the Lender, or (v) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default, provided, however, Borrower hereby agrees that, in any event, it will be liable for any deficiency after any lease or other disposition of the Collateral. If requested by Lender, Borrower shall promptly assemble the Collateral and make it available to Lender at a place to be designated by Lender, which is reasonably convenient to both parties. Lender may also render any or all of the Collateral unusable at the Borrower’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Lender is required to give to Borrower under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Borrower at least ten (10) days prior to such action. Upon the occurrence and during the continuation of an Event of Default, Borrower hereby appoints Lender as Borrower’s attorney-in-fact, with full authority in Borrower’s place and stead and in Borrower’s name or otherwise, from time to time in Lender’s sole and arbitrary discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purpose of this Agreement. Lender may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. In connection therewith, upon the occurrence and during the continuation of an Event of Default, Lender and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 8, to use, without charge, Borrower’s Intellectual Property, including without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided, however, such license shall only be exercisable in connection with the disposition of Collateral upon Lender’s exercise of its remedies hereunder.

(d)	Application of Proceeds. Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Borrower to Lender, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Borrower or the Person legally entitled thereto, if there exists any surplus. Borrower shall remain fully liable for any deficiency.

(e)	Fees and Costs. Borrower agrees to pay all reasonable attorneys’ fees and other itemized out-of-pocket costs incurred by Lender in connection with the enforcement, assertion, defense or preservation of Lender’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Borrower further agrees that such fees and costs shall constitute Indebtedness.

(f)	Remedies Cumulative. Lender’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. LENDER SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS OR REMEDIES, WHETHER HEREINBEFORE OR HEREINAFTER EXISTING, PAST OR PRESENT, UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY BORROWER UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY LENDER. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g)

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, BORROWER AND LENDER UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN BORROWER AND LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS

AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(h)	Mitigation. In the event that Borrower shall have paid to Lender the liquidated damages referred to in Clause 8(b) above, and Borrower shall have previously returned the Collateral to Lender in accordance with Clause 8(c) above, then Lender shall pay to Borrower, promptly after receipt thereof, all sale or rental proceeds received from any sale or re-letting of the Collateral during the balance of the Loan term (after deduction of all un-reimbursed damages, costs and expenses incurred by Lender as a result of the Event of Default; or other sums due Lender by Borrower under the Loan), said amount never to exceed the amount of the liquidated damages paid by Borrower. Lender shall use commercially reasonable efforts to sell, re-lease or otherwise use or dispose of the Collateral in mitigation of damages to the extent required by law (however, Lender shall not be obligated to give preference to the sale, lease or other disposition of the Collateral over the sale, lease or other disposition of similar equipment owned or leased by Lender).

9. MISCELLANEOUS.

(a)	Assignment. This Agreement, any Loan Schedule and/or any of the other Debt Documents may be assigned, in whole or in part, by Lender without notice to Borrower, and Borrower agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Borrower has or may at any time have against Lender for any reason whatsoever. Borrower agrees that if Borrower receives written notice of an assignment from Lender, Borrower will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Lender. Borrower also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Lender or assignee in form substantially similar to the form set forth in Schedule G attached hereto. Notwithstanding anything in this Agreement or any other Debt Document to the contrary, Lender hereby agrees that it will not make any assignment to a third party unless that third party is: (i) any Affiliate of Lender, or (ii) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies; and (iii) such third party is not a competitor of Borrower or an Affiliate of a competitor of Borrower as reasonably determined by Lender in its good faith business judgment, and any such assignment in violation of this Section 9(a) shall be null and void.

(b)	Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile or e-mail transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in San Francisco, California are required or authorized to be closed.

(c)	Time is of the Essence. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Borrower” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.

(d)	Entire Agreement. This Agreement and the Debt Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND THE DEBT DOCUMENTS SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(e)	Termination of Agreement and Security Interests. This Agreement shall continue in full force and effect until all of the Indebtedness has been paid in full to Lender or its assignee at which time this Agreement and all security interests granted hereby shall terminate, provided, that Borrower’s indemnity obligations set forth in Section 7(c) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run. This Agreement shall automatically be reinstated if Lender is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(f)	CHOICE OF LAW. BORROWER AGREES THAT LENDER AND/OR ITS SUCCESSORS AND ASSIGNS SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED AND SHALL SELECT EITHER: (A) THE LAWS OF THE STATE OF CALIFORNIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE LIABILITIES, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT LENDER’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE LENDER. BORROWER SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS AGREEMENT SHALL BE GOVERNED. BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF LENDER’S RIGHT TO ENFORCE IN THE JURISDICTION STATED ABOVE. BORROWER CONSENTS TO JURISDICTION IN THE STATE OF CALIFORNIA OR THE STATE IN WHICH ANY COLLATERAL IS LOCATED AND VENUE IN ANY FEDERAL OR STATE COURT IN THE STATE OF CALIFORNIA OR THE STATE IN WHICH COLLATERAL IS LOCATED FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. BORROWER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST LENDER IN ANY JURISDICTION EXCEPT THE STATE OF CALIFORNIA, OR IF LENDER CHOOSES TO LITIGATE IN A STATE WHERE COLLATERAL IS LOCATED THEN IN SUCH COUNTY AND STATE.

(g)	Limitation of Liability. The Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Receivables or any instrument received in payment thereof or for any damage resulting therefrom. The Lender is authorized to accept the return of the goods represented by any of the Receivables, without notice to or consent by the Borrower, or without discharging or in any manner affecting the Indebtedness.

(h)

Notification to Account Debtors. The Lender shall have the right at any time after the occurrence and during the continuation of an Event of Default to notify any Account Debtor of the Lender’s security interest in the Receivables and to require payments to be made directly to the Lender. To facilitate direct collection, the Borrower hereby appoints the Lender and any officer or employee of the Lender, as the Lender may from time to time designate, after the occurrence and during the continuation of an Event of Default as attorney-in-fact for the Borrower to (a) receive, open and dispose of all mail addressed to the Borrower and take therefrom any payments on or proceeds of Receivables; (b) take over the Borrower’s post office boxes or make such other arrangements, in which the Borrower shall cooperate, to receive the Borrower’s mail, including notifying the post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender shall designate; (c) endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into the Lender’s possession; (d) sign and endorse the name of the Borrower on any invoice or bill of lading relating to any of the Receivables, on verifications of Receivables sent to any Account Debtor, to drafts against any Account Debtor, to assignments of Receivables, and to notices to any Account Debtor; and (e) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of the Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Code. The Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Lender nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law of any such attorney-in-fact, in each case, except to the extent resulting from the gross negligence or willful misconduct of Lender or such other attorney-in-fact. This power, being coupled with an interest, is irrevocable so long as the Indebtedness (other than any unasserted claims for indemnification or expense reimbursement) remains unsatisfied, or any Loan Document remains effective, as solely determined by the Lender.

(i)	Loss, Depreciation or Other Damage. The Lender shall not be liable for or prejudiced by any loss, depreciation or other damage to Receivables or other Collateral unless caused by the Lender’s gross negligence or willful misconduct, and the Lender shall have no duty to take any action to preserve or collect any Receivable or other Collateral beyond the degree of care with which Lender treats its own property.

(j)	Use of Information. Borrower shall permit Lender to list Borrower’s name and logo and to describe the transaction contemplated herein in Lender’s marketing materials and press releases and to post such information on Lender’s website. Lender and Borrower agree to enter into a mutually agreeable press release announcing the financing contemplated by this Loan Agreement, provided that the press release shall be approved by Borrower within ten (10) days of Lender’s request.

(k)	Payments. Borrower authorizes Lender to debit the Loan payments by electronic means (e.g., automated clearinghouse payment) (the “ACH Payments”) from Borrower’s deposit account and Borrower shall provide Lender with the ACH Payment information and instructions prior to funding of any Advance hereunder.

10. DEFINITIONS.

As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the California Uniform Commercial Code (including revised Article 9 thereof) (the “Code”) shall have the meanings given therein unless otherwise defined herein.

Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Account Debtor” shall mean the account debtor or any customer of the Borrower who is obligated or indebted to the Borrower with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party or organization who enters into any contract or other arrangement with the Borrower pursuant to which the Borrower is to deliver any personal property or perform any service.

“Additional Indebtedness” means, with respect to Borrower or any of its subsidiaries, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term “Additional Indebtedness” shall include all Indebtedness of Borrower and its subsidiaries.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Balance Due” means the product of the corresponding percentage indicated on the Balance Due Rider, which is attached as Rider No. 2 to the applicable Loan Schedule, for the Basic Loan Payment date immediately preceding the date that the event which caused the Event of Default occurred, multiplied by the total principal amount borrowed by Borrower under such Loan Schedule.

“Cash Equivalents” means the sum outstanding, at any one time, of (i) all cash (in United States dollars) owned by Borrower at such time plus (ii) the fair market value of all cash equivalents and short term investments (as those terms are defined by GAAP) owned by Borrower at such time.

“Change in Control” means (i) a change in the majority interest or control of ownership of the Borrower in any one transaction or series of related transactions, or (ii) a sale, assignment, or acquisition of all, or substantially all, of the property of Borrower by merger, consolidation or purchase; provided that in no event shall the occurrence of a Qualified Public Offering constitute a Change in Control.

“Collateral” shall mean all personal property and fixtures of the Borrower, including, but not limited to all of the Receivables, Payments, accounts, the Deposit Account or Accounts, contract rights, instruments, documents, chattel paper (including tangible and electronic chattel paper), payment intangibles, commercial tort claims, health-care-insurance receivables, instruments, investment property, supporting obligations and general intangibles now owned or hereafter acquired by the Borrower and all goods, equipment, general intangibles and property of the Borrower described below which is now owned or hereafter acquired by the Borrower, wherever located; all deposit accounts (including all signature cards, account agreements and other documents relating to deposit accounts) and other obligations or indebtedness owed to the Borrower from whatever source arising; letter of credit rights; all rights of the Borrower to receive any payment in money or kind; all Inventory; all Equipment; all of the Borrower’s rights as an unpaid seller, including stoppage in transit, detinue and reclamation; all guarantees, or other agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; all books of account and documents related thereto; all customer lists and other documents containing the names, addresses and other information regarding the Borrower’s customers, subscribers or those to whom the Borrower provides any services; computer tapes, programs, discs and other material, media or documents relating to the recording, billing or analyzing of any of the above; all computers, word processors, printers, switches, interfaces, source codes, mask works, software, web servers, website service contracts, internet connection contract or line lease, website hosting service contract, website license agreements, back-up copies of website content, contracts with website advertisers, scripts, codes or Active X controls, technology escrow agreements, website content development agreements, all rights, of whatever form, in and to instructional material, and connectors and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above-mentioned items; whether now owned or existing or hereafter acquired or arising, contractual rights, literary rights, all amounts received as an award in or settlement of a suit in damages, proceeds of loans, interests in joint ventures or general or limited partnerships, the sale by the Borrower of any of the foregoing and all proceeds (cash and non-cash) of the foregoing; proceeds of property received wholly or partly in trade or exchange for the Collateral and all rents, revenues, issues, profits and proceeds in any form, including cash, insurance proceeds, distributions on stock, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements and other documents arising from the sale, lease, license, encumbrance, collection of, or any other temporary or permanent disposition of, the Collateral or any interest therein. Notwithstanding anything in this Agreement or any other Debt Document to the contrary, the term Collateral shall not include any Intellectual Property of Borrower (the “Excluded Property”); provided, however, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing Intellectual Property, (“Rights to Payments”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying intellectual property herein described, is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of the Agreement, include the intellectual property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment. The Lender may at any time and from time to time file, pursuant to the provisions of this Agreement, financing and continuation statements and amendments thereto reflecting the same.

“Deposit Account” means a demand, time, savings, passbook, or similar account maintained with a bank.

“Equipment” shall mean (a) all goods and equipment of the Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all imbedded software, machinery, motor vehicles and other rolling stock, furniture, furnishings, tools, dies, fittings, accessories, all substitutions therefore, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (b) all present and future documents of title and trust receipts relating to any of the foregoing; (c) all present and future rights, claims and causes of action of Borrower in connection with purchases of (or contracts for the purchase of), or warranties relating to, or damages to, goods held or to be held by the Borrower as equipment; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; and (e) all present and future general intangibles of the Borrower in any way relating to any of the foregoing.

“Intellectual Property” shall mean (a) all of the Borrower’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof, (ii) all present and future rights of the Borrower under all present and future license agreements relating thereto, whether the Borrower is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Borrower’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Copyright Rights”); (b) all of the Borrower’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with (i) any reissues, divisions, continuations, certificates of re-examination, extensions and continuations-in-part thereof, (ii) all present and future rights of the Borrower under all present and future license agreements relating thereto, whether the Borrower is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Borrower’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Patent Rights”); (c) all of the Borrower’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign trademarks, trademark registrations, trademark applications and trade names, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof, (ii) all present and future rights of the Borrower under all present and future license agreements relating thereto, whether the Borrower is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Borrower’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Trademark Rights”); (d) all present and future licenses and license agreements of the Borrower, and all rights of the Borrower under or in connection therewith, whether the Borrower is licensee or licensor thereunder, including, without limitation, any present or future franchise agreements under which the Borrower is franchisee or franchisor, together with (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due and/or payable to the Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) all claims, causes of action and rights to sue for past, present or future infringements thereof, and (iv) all rights corresponding thereto throughout the world (collectively “License Rights”); (e) all present and future trade secrets of the Borrower; and (f) all other present and future intellectual property of the Borrower.

“Inventory” shall mean and include (a) all goods now owned or hereafter acquired by the Borrower, which are held for sale or lease by the Borrower or are furnished or to be furnished by the Borrower under contracts of service; (b) all raw materials, work in process, finished goods, packaging materials, and other materials and supplies of every kind used or consumed in connection with the manufacture, production, packing, shipping, advertising or sale of such goods; (c) all proceeds and products from the sale or other disposition of such goods, including all goods returned, repossessed, or acquired by the Borrower by way of substitution or replacement, and all additions and accessions thereto, and all documents and instruments (as those terms are defined in the Uniform Commercial Code) covering such goods; (d) all the Borrower’s rights as an unpaid seller, including stoppage in transit, detinue and reclamation; and (e) all of the above owned by the Borrower or in which the Borrower now has or in which the Borrower may hereafter acquire an interest, whether in transit or in the Borrower’s constructive or actual possession or held by the Borrower or others for the Borrower’s account (including any of the above held on consignment), including, without limitation, all of the above which may be located on the Borrower’s premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters or other third parties who may have possession, temporary or otherwise, thereof.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“Lien(s)” shall mean any mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Payment” or “Payments” shall mean any check, draft, cash or any other remittance or credit in payment or on account of any or all of the Receivables and the cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable.

“Permitted Indebtedness” means and includes: (i) Indebtedness of Borrower to Lender; (ii) Additional Indebtedness arising from the endorsement of instruments in the ordinary course of business; (iii) Additional Indebtedness existing on the date hereof and set forth in Schedule B; (iv) Subordinated Indebtedness; (v) Additional Indebtedness not to exceed $50,000 in the aggregate in any fiscal year of Borrower secured by Liens described in clause “(v)” of the definition of Permitted Liens, provided such Additional Indebtedness does not exceed the cost of the Equipment financed with such Additional Indebtedness; (vi) other Additional Indebtedness not otherwise permitted by Section 4(c) not exceeding $100,000 in the aggregate at any time; (vii) Additional Indebtedness with respect to surety bonds and like obligations with respect to performance contracts in the ordinary course of business; (viii) Additional Indebtedness of Borrower to any subsidiary of Borrower so long as the terms thereof do not require Borrower to pay more than $50,000 in aggregate amount in any fiscal year to its subsidiaries; (ix) Additional Indebtedness with respect to surety, appeal, indemnity, bid, performance, warranty, release or other similar bonds or letters of credit for operating purposes and completion guarantees, in each case in the ordinary course of business; (x) Additional Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (xi) Additional Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is promptly extinguished; (xii) Additional Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; (xiii) Indebtedness arising from customary cash management services or in connection with any automated clearinghouse transfer of funds in the ordinary course of business; (xiv) Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements, in each case, entered into in the ordinary course of business; and (xv) the extension, renewal or refinancing of the Additional Indebtedness described above so long as it constitutes Permitted Indebtedness, but the then outstanding principal amount of the Additional Indebtedness may not increase or the terms modified to impose materially more burdensome terms upon the Borrower.

“Permitted Investments” means and includes any of the following Investments as to which Lender has a perfected security interest: (a) Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000); (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; (c) Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof; (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business; (e) investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement; (f) any Investments permitted by Borrower’s investment policy as of the date hereof, as amended from time to time, provided that any such amendment thereto has been approved by Lender; and (g) other Investments in an aggregate amount not to exceed $100,000 in any fiscal year of Borrower.

“Permitted Liens” means (i) Lender’s Lien; (ii) liens existing on the date of this Loan Agreement and described on Schedule B so long as such liens are or shall be subordinate to Lender’s Lien or, in Lender’s reasonable opinion, do not impact Lender rights to the Collateral; (iii) liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement; (iii) liens for current taxes or other governmental or regulatory assessments which are not delinquent, (subject to permitted extensions), or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained; (iv) bankers’ liens, rights of setoff and similar liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Lender has been executed and delivered to Lender; (v) Liens not to exceed $50,000 in the aggregate in any fiscal year (A) upon or in any Equipment acquired or held by Debtor to secure the purchase price of such Equipment or Additional Indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (B) existing on such Equipment at the time of its acquisition provided that the Lien is confined solely to the Equipment so acquired and improvements thereon and the proceeds of such Equipment, (vi) materialmen’s, mechanics’, repairmen’s, employees’, carriers’, warehousemen’s or other like liens arising in the ordinary course of business and which are not delinquent for more than forty-five (45) days or are being contested in good faith by appropriate proceedings, provided that all such liens listed in this subsection (vi) shall never secure more than $100,000 in the aggregate annually; (vii) liens on deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (ix) other liens securing indebtedness in an amount not in excess of $100,000 in the aggregate at any one time.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Qualified Public Offering” shall mean an initial public offering of the equity interests of the Borrower which generates cash proceeds of at least $30,000,000.

“Receivables” shall mean in addition to the definition of account as contained in the Uniform Commercial Code (a) all of the Borrower’s present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper (including tangible and electronic chattel paper), tax refunds, general intangibles (excluding the Intellectual Property) and all rights to receive the Payments including the payment of money or other consideration under present or future contracts including, without limitation; (b) all present and future cash of the Borrower; (c) all present and future judgments, orders, awards and decrees in favor of the Borrower and causes of action in favor of the Borrower; (d) all present and future contingent and non-contingent rights of the Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit; (e) all present and future claims, rights of indemnification and other rights of the Borrower under or in connection with any contracts or agreements to which the Borrower is or becomes a party or third party beneficiary; (f) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of the Borrower; (g) all present and future rights of the Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (h) all rights which the Borrower may now or at any time hereafter have, by law or agreement, against any Account Debtor or other obligor of the Borrower, and all rights, liens and security interests which the Borrower may now or at any time hereafter have, by law or agreement, against any property of any Account Debtor or other obligor of the Borrower; (i) all invoices and shipping documents; and (j) all present and future interests and rights of the Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which the Borrower is a party, as lessor, sublessor, lessee or sublessee; and (k) all receivables due to Borrower related to the sale of Borrower’s software products, or the provision by Borrower of services related to its software products.

“Subordinated Indebtedness” means Additional Indebtedness subordinated to the Indebtedness on terms and conditions acceptable to Lender in its sole discretion.

IN WITNESS WHEREOF, Borrower and Lender, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

LENDER:		BORROWER:

ATEL VENTURES, INC.		CYTOMX THERAPEUTICS, INC.

By:	/s/ Paritosh K. Choksi	By:	/s/ Fletcher Payne
Name: Paritosh K. Choksi		Name: Fletcher Payne
Title: Executive Vice President		Title: CFO

SCHEDULE A

(Collateral Locations)

SCHEDULE B

(Permitted Indebtedness)

(Permitted Liens)

SCHEDULE C

COUNTERPART NO.          OF          MANUALLY EXECUTED COUNTERPARTS. ONLY THE MANUALLY EXECUTED COUNTERPART NUMBERED “1” SHALL BE DEEMED “CHATTEL PAPER” AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AND IS SUFFICIENT TO TRANSFER LENDER’S INTEREST, OR TO GRANT A SECURITY INTEREST HEREIN.

LOAN SCHEDULE NO.          to

MASTER LOAN AND SECURITY AGREEMENT NO. CYTOY (the “Loan”)

dated as of December     , 2013 by and between

ATEL VENTURES, INC. (“Lender”) and CYTOMX THERAPEUTICS, INC. (“Borrower”)

1.	Collateral Description: [See Rider 1 hereto]

2.	Amount of Advance: $3,000,000.

3.	Collateral Locations: See Schedule A to the Master Loan and Security Agreement

4.	Commencement Date: The Commencement Date shall be the first day of the calendar month following the Advance Date of the Loan, or if the Advance Date is the first day of the calendar month, on such day, [ , 2013.

5.	Advance Date: the date indicated on the Request for Advance as the Advance Date, [ , 2013

6.	Basic Loan Term: 42 months

7.	Basic Loan Payment: In advance, $81,588.00 per month. The first and last Basic Loan Payments shall be due on the Commencement Date, and at Lender’s option, may be deducted from the Advance funded on the Advance Date.

8.	Loan Rate Factor: The Basic Loan Payment is conditional upon Lender financing the amount of the Advance indicated above. Lender and Borrower agree that the Basic Loan Payment described herein is based on a Loan Rate Factor of 2.7196% which equates to $27.196 for each full $1,000 of the Advance. Lender and Borrower further agree that the Basic Loan Payment and Loan Rate Factor described herein may be adjusted in accordance with the provisions of Section 1(c) of the Master Loan and Security Agreement.

9.	Riders: Rider No. 2 to the Loan Schedule – Balance Due Value

  is incorporated herein by reference.

10.	Loan Agreement: All of the terms, covenants and conditions set forth in the Master Loan and Security Agreement are incorporated herein by reference as if the same had been set forth herein in full.

11.	End-of-Loan Requirement: At the expiration of the Basic Loan Term of this Loan, Borrower shall make a final payment equal to six and one half percent (6.5%) of the original amount of the Advance set forth on this Loan Schedule.

Lender shall provide a Notification of Schedule Adjustment to Borrower should the Basic Loan Payment be adjusted as provided for in Paragraph 8 above.

ATEL VENTURES, INC.	CYTOMX THERAPEUTICS, INC.

By:	By:

Title:	Title:

Date:	Date:

RIDER NO. 1

TO LOAN SCHEDULE NO. [    ]

TO MASTER LOAN AND SECURITY AGREEMENT NO. CYTOY

dated as of December     , 2013 (the “Loan”) between

ATEL VENTURES, INC. as Lender and CYTOMX THERAPEUTICS, INC., as Borrower

“Collateral” shall mean all personal property and fixtures of the Borrower, including, but not limited to all of the Receivables, Payments, accounts, the Deposit Account or Accounts, contract rights, instruments, documents, chattel paper (including tangible and electronic chattel paper), payment intangibles, commercial tort claims, health-care-insurance receivables, instruments, investment property, supporting obligations and general intangibles now owned or hereafter acquired by the Borrower and all goods, equipment, general intangibles and property of the Borrower described below which is now owned or hereafter acquired by the Borrower, wherever located; all deposit accounts (including all signature cards, account agreements and other documents relating to deposit accounts) and other obligations or indebtedness owed to the Borrower from whatever source arising; letter of credit rights; all rights of the Borrower to receive any payment in money or kind; all Inventory; all Equipment; all of the Borrower’s rights as an unpaid seller, including stoppage in transit, detinue and reclamation; all guarantees, or other agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; all books of account and documents related thereto; all customer lists and other documents containing the names, addresses and other information regarding the Borrower’s customers, subscribers or those to whom the Borrower provides any services; computer tapes, programs, discs and other material, media or documents relating to the recording, billing or analyzing of any of the above; all computers, word processors, printers, switches, interfaces, source codes, mask works, software, web servers, website service contracts, internet connection contract or line lease, website hosting service contract, website license agreements, back-up copies of website content, contracts with website advertisers, scripts, codes or Active X controls, technology escrow agreements, website content development agreements, all rights, of whatever form, in and to instructional material, and connectors and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above-mentioned items; whether now owned or existing or hereafter acquired or arising, contractual rights, literary rights, all amounts received as an award in or settlement of a suit in damages, proceeds of loans, interests in joint ventures or general or limited partnerships, the sale by the Borrower of any of the foregoing and all proceeds (cash and non-cash) of the foregoing; proceeds of property received wholly or partly in trade or exchange for the Collateral and all rents, revenues, issues, profits and proceeds in any form, including cash, insurance proceeds, distributions on stock, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements and other documents arising from the sale, lease, license, encumbrance, collection of, or any other temporary or permanent disposition of, the Collateral or any interest therein. Notwithstanding anything in this Agreement or any other Debt Document to the contrary, the term Collateral shall not include any Intellectual Property of Borrower (the “Excluded Property”); provided, however, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing Intellectual Property, (“Rights to Payments”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying intellectual property herein described, is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of the Agreement, include the intellectual property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment. The Lender may at any time and from time to time file, pursuant to the provisions of this Agreement, financing and continuation statements and amendments thereto reflecting the same.

RIDER NO. 2

TO LOAN SCHEDULE NO. [        ]

TO MASTER LOAN AND SECURITY AGREEMENT NO. CYTOY

dated as of December         , 2013 (the “Loan”) between

ATEL VENTURES, INC. as Lender and CYTOMX THERAPEUTICS, INC., as Borrower

Balance Due Value: means the product of the corresponding percentage indicated below, for the Basic Loan Payment date immediately preceding the date that the event which caused an Event of Default or Prepayment occurred times the original amount of the Working Capital Line in the event of an Event of Default or Prepayment.

Period	Balance Due Value For Events of Loss or Event of Default (stated as a percentage of Cost)
After Payment Period No. 1	114.56%
2	111.88%
3	109.19%
4	106.50%
5	103.81%
6	101.12%
7	98.43%
8	95.74%
9	93.05%
10	90.36%
11	87.66%
12	84.97%
13	82.28%
14	79.58%
15	76.88%
16	74.19%
17	71.49%
18	68.79%
19	66.09%
20	63.39%
21	60.69%
22	57.99%
23	55.28%
24	52.58%
25	49.88%
26	47.17%
27	44.47%
28	41.76%
29	39.05%
30	36.34%
31	33.63%
32	30.92%
33	28.21%

34	25.50%
35	22.79%
36	20.08%
37	17.36%
38	14.65%
39	11.93%
40	9.22%
41	6.50%
42	6.50%

Balance Due Values are in addition to payment(s) due during the referenced period.

CYTOMX THERAPEUTICS, INC.

By:

Title:

Date:

[SCHEDULE D]

MASTER LOAN AND SECURITY AGREEMENT NO. CYTOY (the “Loan”)

dated as of December         , 2013, by and between

ATEL VENTURES, INC. (the “Lender”) and CYTOMX THERAPEUTICS, INC. (the “Borrower”)

REQUEST FOR ADVANCE No.         -

WHEREAS, CYTOMX THERAPEUTICS, INC. (“Borrower”) will execute a Loan Schedule [No.         ] to a certain Master Loan and Security Agreement No. CYTOY dated December     , 2013, (the Loan Schedule, as it incorporates or will incorporate the term of the Loan Agreement, hereinafter referred to as the “Loan”) between itself and ATEL VENTURES, INC. (“Lender”), and

WHEREAS, said Loan Schedule lists or will list certain Collateral more fully described on Rider 1 hereto (“Collateral”);

NOW, THEREFORE, (i) Borrower requests that Lender make an Advance to Borrower equal to $3,000,000.00. The date of any such payment shall be set forth below and known as the “Advance Date”. Borrower agrees that Lender may fill in the Advance Date below on the date such Advance is made.

Borrower agrees that pursuant to the terms of the Loan, the Daily Loan Payment is $             which will be multiplied by the number of days from (and including) the Advance Date to (but not including) the Commencement Date of the Loan Schedule and shall be due and payable on the Commencement Date and such Daily Loan Payment is due without right of deduction, offset, abatement, defense, counterclaim or demand whatsoever. The Basic Loan Payment hereunder is $             per month, and is due monthly in advance without right of deduction, offset, abatement, defense, counterclaim or demand whatsoever on the Commencement Date and on the first day of each month thereafter for 42months.

Borrower confirms that the Collateral is insured with the Lender designated as Loss Payee/Additional Insured.

Borrower confirms having made for its own records a copy of this Request for Advance contemporaneously with its execution.

CYTOMX THERAPEUTICS, INC.

By:

Title:

Advance Date:

[SCHEDULE E]

CYTOMX THERAPEUTICS, INC.

CERTIFICATE OF SECRETARY

December         , 2013

The undersigned, Fletcher Payne, does hereby certify that he is the duly elected and qualified Secretary of CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), and that pursuant to Section 1(b) of that certain Master Loan and Security Agreement dated as of December     , 2013, by and between the Company and ATEL Ventures, Inc. (the “Agreement”):

1. Attached hereto as Exhibit A is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company, as amended to date, as filed with the Secretary of State of the State of Delaware, which is in full force and effect as of the date hereof.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended to date, which are in full force and effect as of the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company on December     , 2013 authorizing the Agreement, the execution, delivery and performance of the Agreement and all ancillary agreements and the taking of all action required thereunder or in connection therewith. Such resolutions have not been modified, rescinded or amended since their adoption and are in full force and effect as of the date hereof.

4. Each of the persons listed below has been duly elected to and now holds the office(s) of the Company set forth opposite his name and is currently serving in such capacity(ies), and the signature of each such person set forth opposite his or her name is his true and genuine signature:

Name	Title	Signature

Hoyoung Huh	Chairman of the Board

Sean McCarthy	Chief Executive Officer and Assistant Secretary

Fletcher Payne	Chief Financial Officer and Secretary

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The foregoing shall be deemed to be the representations of the Company and not of the undersigned personally.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary as of the date first above written.

By:
Fletcher Payne
Secretary

[SCHEDULE F]

INSURANCE VERIFICATION

TO:	_____________,___________	________________________
	Insurance Company	Agent’s Name
	_____________,___________	________________________
	Address	Phone Number
_____________,___________
City, State, Zip Code

Gentlemen:

Under the term of our Loan Agreement, we hereby request that a Memorandum or Certificate of Insurance be issued as follows:

1.	Liability Policy: “ATEL VENTURES, INC. (ATEL) and ITS ASSIGNEES” to be named as an “ADDITIONAL INSURED” party.

[a]	Named Additional Insured: ATEL VENTURES, INC. and its Assignees

[b]	Minimum Insured Value: [$3,000,000]

2.	Physical Damage or Loss Policy: “ATEL and ITS ASSIGNEES” to be named as a “LOSS PAYEE” and

[a]	Loss Payee, as interest may appear: ATEL VENTURES, INC. and its Assignees

[b]	Minimum Insured Value: [$ ]

THIRTY (30) DAY NOTICE OF CANCELLATION OR CHANGE IN POLICY MUST BE GIVEN

This insurance coverage is mandatory to consummate this loan transaction. Please mail one copy of the Memorandum or Certificate of Insurance to ATEL and one to the additional insured/Loss Payee.

Your immediate implementation of this instrument would be appreciated. Should you have any questions, please contact ATEL (415) 989-8800.

The undersigned authorizes ATEL, its assignees, or the Loss Payee to coordinate insurance coverage requirement with our agents.

CYTOMX THERAPEUTICS, INC.

By:
RETURN TO
Title:	ATEL VENTURES, INC.
600 Montgomery Street, 9th Floor
Date:	San Francisco, CA 94111-2711

[SCHEDULE G]

NOTICE AND ACKNOWLEDGMENT OF ASSIGNMENT

Reference is hereby made to Master Loan and Security Agreement No. CYTOY, dated as of December     , 2013, and to Loan Schedule No.             thereto, dated as of             , between ATEL VENTURES, INC., as Lender (“Lender”) and CYTOMX THERAPEUTICS, INC. as Borrower (“Borrower”) (the Loan Schedule and the Master Loan and Security Agreement as it is incorporated in the Loan Schedule, and any and all other documentation relating to the transaction contemplated thereby is hereinafter referred to as the “Loan”.)

Lender hereby gives Borrower notice and Borrower hereby acknowledges receipt of notice that Lender has assigned to             whose offices are at             (“Assignee”) all of its rights, but none of its obligations, in the Loan and the Collateral financed thereunder (“Collateral “) [as security for a loan made or about to be made by Assignee to Assignor]. Borrower agrees to make payment of any and all monies due or to become due Assignor thereunder to Assignee until Assignee instructs Borrower otherwise in writing.

In recognition of Assignee’s reliance upon this Notice and Acknowledgment of Assignment in agreeing make a loan secured by the Collateral subject to the Loan and in consideration of Assignee’s agreement to not interfere with Borrower’s quiet possession of the Collateral subject to the terms of the Loan, Borrower certifies, confirms and agrees as follows:

1. That the Borrower will not assert against Assignee any defense, claim, counterclaim, recoupment, setoff, or right to cancel or terminate the Loan which Borrower may have against Assignor. Borrower agrees that it will pay to Assignee all monies due or to become due under the Loan without regard to any such defense, claim, counterclaim, recoupment, set-off or right whether arising under this Loan or any other transaction or otherwise and will not seek to recover any part of the same from Assignee, provided that Borrower shall not be obligated to make any payment or perform any obligation under the Loan in favor of Assignee if, when no Event of Default shall have occurred and be continuing and has not been cured to the satisfaction of Lender, Assignee interferes with Borrower’s right to quiet enjoyment of the Collateral. [Notwithstanding the foregoing, nothing herein shall be deemed to relieve Assignor of any of its obligations to Borrower under the Loan.]

2. That the Collateral is in Borrower’s possession at the address specified in the Loan Schedule, that the Collateral has been inspected by duly authorized representatives of Borrower and has been fully and finally accepted by duly authorized representatives of Borrower as the Collateral under the Loan and found to be in good working order and suitable for the Borrower’s purposes in all respects.

3. That the Loan is in full force and effect and that any modification, amendment or supplement to the Loan has been approved by Assignee. Any future modification, termination, amendment or supplement to the Loan or settlement of amounts due thereunder shall be ineffective without Assignee’s prior written consent, which will not be unreasonably withheld or delayed.

4. That neither Borrower nor, to Borrower’s knowledge, Assignor has breached the Loan in any respect and that payments of any and all monies due under the Loan have been and will continue to be paid in strict accordance with the terms of the Loan. As of             , 2            , there are             successive loan payments of $            each due under the Loan.

5. [Borrower acknowledges that Assignee has not assumed any of the obligations of Assignor or any other party under the terms of the Loan, and Assignee shall not be responsible in any way for the performance by Assignor or any other party of the terms and conditions of the Loan. Further, ]Assignor hereby notifies Borrower and Borrower acknowledges that Assignee is entitled to the benefits of each and every right accorded Assignor in the Loan, including but not limited to remedies, inspection rights, indemnity rights, right to give consent, right to receive payment of costs and expenses incurred in exercising rights and remedies under the Loan, including reasonable attorney’s fees, and the right to receive notices and other documents required to be furnished under the Loan.

6. That Borrower has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Loan, the Loan Payment reserved thereunder or the Collateral. Borrower agrees to not enter into any assignment, sublease or other transfer of its rights, duties, obligations or interests in the Loan or Collateral except in accordance with the provisions of the Loan.

7. That Borrower is aware of no claim of any kind or nature in or to the Collateral, or of any lien thereon other than Assignor’s interest, Permitted Liens and Borrower’s rights thereto under the Loan, and that Borrower will keep the Loan and Collateral free and clear of all liens and encumbrances arising by, through, or from Borrower.

9. All representations and duties of Assignor intended to induce Borrower to enter into this Loan whether required by the Loan or otherwise, have been fulfilled.

ATEL VENTURES, INC.	CYTOMX THERAPEUTICS, INC.

By:	By:

Title:	Title:

Date:	Date:

[SCHEDULE H]

CONSENT TO REMOVAL OF COLLATERAL

The undersigned has an interest as owner in the following described real property, (the “Real Property”):

That certain real property located at 343 OYSTER POINT BLVD. S. SAN FRANCISCO CA.

CYTOMX THERAPEUTICS, INC., as Borrower (“Borrower”), in order to obtain a loan, has entered into or will enter into Master Loan and Security Agreement No. CYTOY dated as of December     , 2013 with ATEL VENTURES, INC., as Lender (“Lender”). The Master Loan and Security Agreement and related Loan Schedules which incorporate the terms and conditions of the Master Loan and Security Agreement (together, the “Loans”), are secured by a lien on certain equipment of Borrower (the “Collateral”), which is or will be located upon the Real Property, and is described as follows:

See attached Rider 1 which Rider 1 may be amended from time to time.

Lender, as a condition to entering into the Loans, requires that the undersigned landlord consent to the removal by Lender of the Collateral from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

NOW, THEREFORE, for a good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Collateral on the Real Property, and agrees with Lender as follows:

1. The Collateral shall be considered to be personal property of Borrower and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

2. The undersigned has not and will not claim any interest in the Collateral. The undersigned waives any right of distraint, attachment or execution against the Collateral or any claim to the Collateral, statutory or otherwise, during the effectiveness of the Loans.

3. The undersigned will permit Lender or its successors and assigns or agents to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Loans or otherwise including, without limitation, the right to inspect and the right to remove the Collateral from the Real Property; provided, however, that if Lender, in removing the Collateral damages any improvements of the undersigned on the Real Property, Lender will at its expense, cause the same to be promptly repaired.

4. Prior to the undersigned taking any action to terminate the Real Property lease or to evict Borrower from the Real Property for breach of the Real Property lease, the undersigned shall give Lender not less than thirty (30) days’ written notice of such action at the address set forth below, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral on the Real Property.

5. This agreement shall be binding upon the heirs, successors and assignees of the undersigned.

6. This agreement may be executed in counterparts all of which together shall constitute the original.

7. This agreement shall be deemed to have been made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance. At Lender’s sole discretion, option and election, jurisdiction and venue for any legal action between the parties arising out of or relating to this Waiver shall be in the Superior Court of San Francisco County, California, or, in cases where federal diversity jurisdiction is available, in the United States District Court for the Northern District of California located in San Francisco, California. The prevailing party in any legal action under this agreement shall be entitled to recover reasonable attorneys’ fees and costs from the losing party.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of «DATE».

«INSERT UNDERSIGNED_NAME»

By:

Title:

Telephone:

E-Mail:

Acknowledged and Agreed:

ATEL VENTURES, INC.

By:

Title:

The foregoing Consent must be returned to:

ATEL Ventures, Inc.
600 Montgomery Street, 9th Floor
San Francisco, California 94111
Attn: Kay Jones
(415) 616-3440 kjones@atel.com

RIDER 1 TO

CONSENT TO REMOVAL OF COLLATERAL

[SCHEDULE I]

WAIVER AGREEMENT

CYTOMX THERAPEUTICS, INC., (“Customer”) and «COMPANY _NAME», (“Company”) entered into a             dated as of             , (“Agreement”) for the placement of certain Equipment, as defined below, at Company’s address at             (the “Location”).

ATEL VENTURES, INC. (“ATEL”) has entered into a Master Loan and Security Agreement No. CYTOY with Customer dated as of December     2013, (the “Security Agreement”) covering the equipment described on Rider 1 hereto and any additions, accessions or replacements thereto (the “Collateral”).

ATEL, Company and Customer now desire to enter into this Waiver Agreement (“Waiver”) as of «DATE».

NOW, THEREFORE, notwithstanding anything to the contrary contained in this Waiver, Customer, Company and ATEL agree as follows:

1. Company shall have no right of bailment and Company shall not hold any or all of the Collateral in bailment.

2. The Collateral shall be considered to be personal property and shall not be considered part of any real property regardless of whether or by what means it is or may become attached or affixed to any real or other personal property.

3. Company has no, and will not claim any, interest in the Collateral.

4. Upon three days prior notice to Company, Company will permit ATEL to enter the Location for the purpose of inspecting or removing the Collateral, provided that ATEL indemnifies Company and holds it harmless from and against any other person, corporation or entity claiming to have any interest in the Collateral. Company agrees to such removal of the Collateral. If ATEL, in removing any of the Collateral damages any improvements of Company at the Location, ATEL will cause the same to be repaired at ATEL’s expense.

5. Company shall not remove any of the Collateral without ATEL’s prior written consent. Company shall notify ATEL within 10 days of any termination or expiration of the Agreement and permit ATEL to remove the Collateral as described in Section 4 above.

6. All notices hereunder shall be sent by reliable, overnight messenger, with proof of delivery. The terms of this Waiver shall be binding on the heirs, successors and assigns of each party. Customer may not assign the Agreement without ATEL’s prior written consent. Company may assign the Agreement with prior written notice to ATEL.

7. Company and Customer shall not amend the Agreement without prior written notice to ATEL.

8. This Waiver may only be modified by a writing signed by an authorized representative of each party.

9. This Waiver may be executed in counterparts all of which together shall constitute the original.

10. In the event of any conflict between the terms of this Waiver and the Agreement, the terms of this Waiver shall prevail.

11. This Waiver shall be deemed to have been made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance. At ATEL’s sole discretion, option and election, jurisdiction and venue for any legal action between the parties arising out of or relating to this Waiver shall be in the Superior Court of San Francisco County, California, or, in cases where federal diversity jurisdiction is available, in the United States District Court for the Northern District of California located in San Francisco, California. The prevailing party in any legal action under this Waiver shall be entitled to recover reasonable attorneys’ fees and costs from the losing party.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Waiver Agreement.

Company:	Customer:

By:	By:
Title:	Title:
Notice Address:	Notice Address:

Attention:	Attention:
Telephone:	Telephone:
Fax:	Fax:

ATEL VENTURES, INC.

By:
Title:
Notice Address: 600 Montgomery Street, 9th Floor
San Francisco, CA 94111
Attention: General Counsel
Telephone: (415) 989-8800
Fax: (415) 616-5555

RIDER NO. 1 TO

WAIVER AGREEMENT

[SCHEDULE J]

BAILEE WAIVER AND AGREEMENT

This Bailee Waiver and Agreement (this “Agreement”) is executed by the undersigned for the benefit of ATEL VENTURES, INC., as Lender (the “Lender”) under the Loan Agreement defined below, effective as of «DATE», as follows:

DEFINITIONS

The following definitions shall apply throughout this Agreement:

“Lender” means ATEL VENTURES, INC., a California corporation with an office located at 600 Montgomery Street, 9th Floor, San Francisco, CA 94111, in its capacity as the Lender under the Loan Agreement, and its successors and assigns.

“Bailee” means the undersigned, and its successors and assigns.

“Borrower” means CYTOMX THERAPEUTICS, INC., a Delaware corporation.

“Business Day” is any day that is not a Saturday, Sunday or a day on which banks are closed.

“Collateral” has the meaning specified in the Loan Agreement (including, without limitation, Borrower’s accounts, payment intangibles and inventory, and other assets of the Borrower related thereto).

“Loan Agreement” means that certain Master Loan and Security Agreement No. CYTOY, dated as of December             , 2013, among the Borrower, the Lender, and any amendment, restatement, supplement, or other modification thereof.

“Lender” means the Lender (as defined in the Loan Agreement) as a party to the Loan Agreement.

“Premises” collectively means any and all locations owned, leased, or otherwise controlled by the Bailee where any Property is located.

“Property” means, collectively, any and all property constituting Collateral (including, without limitation, inventory and books and records) now or hereafter owned by the Borrower and delivered by or on behalf of the Borrower to the Bailee pursuant to any bailment agreement, processing agreement, consignment, “sale or return” or similar agreement (regardless of when, or whether, title passes to the Bailee) or any other agreement, which at any time, from time to time, is stored on or otherwise located on the Premises for any purpose. “Property” also includes any and all proceeds of any of the foregoing, including, without limitation, all accounts, cash proceeds, or other property received upon sale or disposition thereof.

RECITALS

A. The Borrower and the Lender have entered into the Loan Agreement.

B. To secure the payment and performance of the Borrower’s obligations under the Loan Agreement, the Borrower has granted to the Lender pursuant to the Loan Agreement, a continuing security interest and lien in (among other property) the Property.

C. The Borrower has delivered, and from time to time hereafter will deliver, to the Bailee the Property at the Premises.

D. In consideration of the Lender’s agreement to provide credit to the Borrower under the Loan Agreement, the Lender has required that the Bailee enter into this Agreement with the Lender.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Bailee hereby agrees with the Lender, as follows:

1. Notification and Acknowledgment. The Lender hereby notifies the Bailee of the continuing security interest and lien of the Lender, in and to all of the Collateral, including all Property now or hereafter at any time in possession of the Bailee. The Bailee hereby acknowledges receipt of such notification. The Bailee hereby acknowledges and agrees that title to all Property now or hereafter received from the Borrower and held by the Bailee for processing, storing, or sale shall at all times remain with the Borrower, and the Bailee shall make no claim with respect thereto. The Bailee agrees, at the Borrower’s expense, to execute in favor of the Lender, or join with the Borrower in the execution of, such documents, instruments, financing statements, certificates, and agreements as the Lender may reasonably request from the Bailee hereafter to evidence or give notice of such security interest.

2. Waiver. The Bailee hereby waives and releases any and all liens, security interests, or other interests, however arising, which the Bailee now has or may hereafter acquire with respect to any of the Property, and agrees that all possessory rights now or hereafter claimed by the Bailee with respect thereto are expressly subordinate and subject to the Lender’s rights as provided herein.

3. Directives. Until receipt of further written notice from the Lender to the Bailee at the Bailee’s address set forth in paragraph 10 (“Notices”) below, the Bailee is hereby authorized to release Property in accordance with the Borrower’s directions, provided, that upon written notice by the Lender to the Bailee, the Bailee shall not honor any directions by the Borrower and shall release Property only in accordance with the Lender’s instructions.

4. Rights of the Lender. The Bailee agrees that the Lender, through its authorized representatives, may enter upon the Premises from time to time for the purpose of inspecting, repairing, removing, or conducting a sale or sales of any or all of the Property, and the Bailee shall not hinder or prevent the Lender from taking any such action. The Bailee further agrees that the Lender shall have no obligation or liability to the Bailee except for costs and expenses actually incurred by the Bailee to repair any damage to the Premises directly caused by the Lender or its authorized representatives in any such removal of the Property.

5. Segregation. The Bailee hereby agrees that the Property at all times will be kept segregated and apart from other property, if any, from time to time located on the Premises.

6. Access; Charges. Nothing contained in this agreement shall modify the obligation of the Borrower to pay charges and fees of the Bailee. The Bailee agrees to promptly notify the Lender if at any time any charges or fees owing from the Borrower become ninety (90) days past due. The Bailee agrees that upon receipt of such notice the Lender, at its option, may (a) maintain the Property at the Premises for a period of up to ninety (90) days, without charge other than reasonable and customary storage fees and charges accruing during such ninety (90) day period as may be mutually agreed to between the Bailee and the Lender, (b) enter the Premises during the Bailee’s normal business hours, upon notice to the Bailee (or at such other mutually agreeable time as may be determined by the Lender and the Bailee) in order to remove the Property therefrom, without charge, other than accrued processing charges with respect to Property removed from the Premises by the Lender, and/or (c) require the Bailee to process or complete processing of any Property then or thereafter delivered to the Bailee, at a price mutually agreed to by the Lender and the Bailee. In any such event, the Bailee agrees to cooperate with the Lender and not to hinder the Lender’s actions in enforcing its remedies with respect to the Property or any other Collateral (as defined in the Loan Agreement).

7. Delivery of Proceeds to the Lender and the Lenders. If from time to time the Bailee ever comes into possession or control of any identifiable cash proceeds arising from the sale of any of the Property, such proceeds shall be held by the Bailee in trust for the benefit of the Lender, and the same shall be paid and delivered to the Lender promptly after receipt by the Bailee.

8. Notice of Default; Notice of Termination. Prior to the Bailee’s taking any action to terminate the agreements between the Bailee and the Borrower (the “Underlying Agreements”) or to remove the Property (other than in accordance with the instructions of the Borrower in the ordinary course of business prior to the Bailee’s receipt of a Notice) for breach of or default under any Underlying Agreement, the Bailee shall give the Lender not less than thirty (30) days’ written notice of such action at the address set forth below, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral from the Premises (but in no event to exceed the time period set forth in paragraph 6 hereof) and, if the Lender so elects, to cure such breach of or default under the Underlying Agreements. Notwithstanding the provisions of this paragraph, the Lender shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Lender on any one occasion shall not obligate the Lender to cure any other breach or default or to cure such breach or default on any other occasion.

9. Reliance by the Lender. This Agreement is for the benefit of the Lender.

10. Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.

Lender:	ATEL VENTURES, INC.
600 Montgomery Street, 9th. Floor
San Francisco, CA 94111
Attention: Kay B. Jones
Fax: (415) 616-5555
E-Mail: kjones@atel.com
Telephone: (415) 616-3440

Bailee:	«INSERT BAILEE NAME»
[ ]
[ ]
Attention:
Fax:
E-Mail:
Telephone:

Borrower:	CYTOMX THERAPEUTICS, INC.

343 Oyster Point Blvd, Suite 100
South San Francisco, CA 94080-1913
Attn: Fletcher Payne, CFO
Fax: (650) 351-0353
E-Mail: fpayne@cytomx.com
Telephone: 925-998-9845

Any party hereto shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other parties hereto of such new address at least thirty (30) days prior to the effective date of such new address.

11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT SHALL BE BINDING UPON THE BAILEE AND ITS SUCCESSORS AND ASSIGNS AND INURE TO THE BENEFIT OF THE LENDER AND ITS SUCCESSORS AND ASSIGNS.

12. This Agreement may be executed in counterparts all of which together shall constitute the original.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date above first written.

«INSERT BAILEE NAME», as Bailee

By:

Name:

Title:

ATEL VENTURES, INC., as Lender

By:

Name:

Title:

CYTOMX THERAPEUTICS, INC., as Borrower

By:

Name:

Title:

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